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                                                                                                                   Exhibit M

Metris Receivables, Inc.                                            Metris Master Trust                       Monthly Report
Securityholders' Statement                                             Series 1999-1                                Mar-2000
Section 5.2                                                                   Class A             Class B                 Total
(i) Security Amount ..................................................      500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                 --                  0.00
(iii) Security Interest Distributed ..................................        2,764,704.86                 --          2,764,704.86
(iv) Principal Collections ...........................................       28,922,844.56       2,860,501.14         31,783,345.70
(v) Finance Charge Collections .......................................       11,811,325.09       1,168,153.04         12,979,478.13
       Recoveries ....................................................          364,062.45          36,006.18            400,068.63
       Principal Funding Account Investment Earnings .................                0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00               0.00                  0.00
         Total Finance Charge Collections ............................       12,175,387.54       1,204,159.22         13,379,546.76
Total Collections ....................................................       41,098,232.10       4,064,660.36         45,162,892.46
          (vi) Aggregate Amount of Principal Receivables .............                  --                 --      5,221,708,199.36
       Invested Amount (End of Month) ................................      500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           9.5754106%         0.9470186%           10.5224292%
       Fixed/Floating Allocation Percentage ..........................           9.5754106%         0.9470186%           10.5224292%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --              86.74%     4,770,333,834.41
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --               5.56%       305,678,039.40
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --               2.29%       126,204,729.47
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --               5.41%       297,342,312.12
Total Receivables ....................................................                  --             100.00%     5,499,558,915.40
             (viii) Aggregate Investor Default Amount ................                  --                 --          5,517,650.39
         As a % of Average Daily Invested Amount

              (Annualized based on 366 days/year) ....................                  --                 --                 11.86%
(ix) Charge-Offs .....................................................                0.00               0.00                  0.00
(x) Servicing Fee ....................................................                  --                 --            930,763.23
(xi) Unreimbursed Redirected Principal Collections ...................                  --                 --                  0.00
(xii) Excess Funding Account Balance .................................                  --                 --                  0.00
(xiii) New Accounts Added ............................................                  --                 --                     0
(xiv) Average Gross Portfolio Yield ..................................                  --                 --                 28.75%
         Average Net Portfolio Yield .................................                  --                 --                 16.89%
(xv) Minimum Base Rate ...............................................                  --                 --                  8.42%
        Excess Spread ................................................                  --                 --                  8.47%
(xvi) Principal Funding Account Balance ..............................                  --                 --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                 --             June 2003
        Accumulation Period Length ...................................                  --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                 --                  0.00
        Required Reserve Account Amount ..............................                  --                 --                  0.00
        Available Reserve Account Amount .............................                  --                 --                  0.00
        Covered Amount ...............................................                  --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                 --                  0.00
(xxi) Policy Claim Amount ............................................                  --                 --                  0.00


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